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                                   EXHIBIT 28

                         CHATTEM, INC. AND SUBSIDIARIES
           SALES AND INCOME OF CONTINUING OPERATIONS BY BUSINESS UNIT
                          (Unaudited and in thousands)

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                                                    FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                              May 31,                      May 31,
                                                    --------------------------   ---------------------------
                                                        1995           1994            1995           1994
                                                    -----------    -----------   ------------    -----------
NET SALES:
  Domestic consumer products........................  $ 24,026       $ 21,187       $ 41,431       $ 37,681
  International consumer products...................     3,088          2,455          5,055          3,675
                                                    -----------    -----------   ------------    -----------

    Total consolidated net sales....................  $ 27,114       $ 23,642       $ 46,486       $ 41,356
                                                    -----------    -----------   ------------    -----------
                                                    -----------    -----------   ------------    -----------

OPERATING INCOME (LOSS):
  Domestic consumer products........................  $  4,832       $  5,197       $  7,334       $  7,604
  International consumer products...................        65            (85)            11           (863)
                                                    -----------    -----------   ------------    -----------

    Total consolidated operating income before
     corporate overhead and other income
     (expense)......................................     4,897          5,112          7,345          6,741

CORPORATE OVERHEAD AND OTHER
 INCOME (EXPENSE)...................................    (3,827)        (3,186)        (7,264)        (5,844)
                                                    -----------    -----------   ------------    -----------

INCOME BEFORE INCOME TAXES..........................     1,070          1,926             81            897

PROVISION FOR INCOME TAXES..........................       400            728             22            337
                                                    -----------    -----------   ------------    -----------

NET INCOME FROM CONTINUING
 OPERATIONS.........................................  $    670       $  1,198       $     59       $    560
                                                    -----------    -----------   ------------    -----------
                                                    -----------    -----------   ------------    -----------

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